Exhibit 10.7

SHOULDER INNOVATIONS, INC. 2025 INCENTIVE AWARD PLAN
DEFERRED STOCK UNIT GRANT NOTICE (NON-EMPLOYEE DIRECTOR)
Shoulder Innovations, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Deferred Stock Units (the “DSUs”) described in this Deferred Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Shoulder Innovations, Inc. 2025 Incentive Award Plan (as amended from time to time, the “Plan”), the Deferred Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), the Shoulder Innovations, Inc. Director Compensation Deferral Plan (as amended from time to time, the “Deferral Plan”) and Participant’s Deferral Election (as defined in the Deferral Plan), each of which is incorporated into this Grant Notice by reference. The DSUs are granted under the Plan and represent the portion of Participant’s Cash Retainer (as defined under the Deferral Plan) that Participant has elected to defer into the right to receive Shares of equivalent value at a date in the future pursuant to a Deferral Election under the Deferral Plan. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]
Grant Date:	[To be specified]
Number of DSUs:	[To be specified]
Vesting Schedule:	Fully vested as of the Grant Date.
Settlement Date:	Settlement occurs as elected in the Participant’s Deferral Election (generally during January of the calendar year specified in the Deferral Election) or, if earlier, upon the Participant’s Separation from Service (as defined in the Deferral Plan), death or a Change in Control (as defined in the Plan).
By accepting (whether in writing, electronically or otherwise) the DSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Deferral Plan and the Agreement. Participant has reviewed the Plan, the Deferral Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Deferral Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Deferral Plan, this Grant Notice or the Agreement.

SHOULDER INNOVATIONS, INC.	PARTICIPANT
By:

Name:	[Participant Name]

Title:

DEFERRED STOCK UNIT AGREEMENT (NON-EMPLOYEE DIRECTOR)
Capitalized terms not specifically defined in this Deferred Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL

1.1 Award of DSUs and Dividend Equivalents.
(a) The Company has granted the DSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each DSU represents the right to receive one Share as set forth in this Agreement, the Plan and the Deferral Plan. The DSUs are credited under the Deferral Plan in respect of the portion of Participant’s Cash Retainer that Participant elected to defer pursuant to a Deferral Election. Participant will have no right to the distribution of any Shares until the time the DSUs are settled in accordance with this Agreement, the Deferral Plan and the Participant’s Deferral Election.
(b) The Company hereby grants to Participant, with respect to each DSU granted hereunder, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable DSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2 Incorporation of Terms of Plan. The DSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3 Unsecured Promise. The DSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting. The DSUs are fully vested as of the Grant Date. Dividend Equivalents (including any Dividend Equivalent Account balance) are fully vested as of the Grant Date and will not be subject to forfeiture, but will continue to be credited in accordance with Section 1.1(b) until the DSUs are settled.
2.2 Settlement.
(a) The DSUs will be paid in Shares, and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash or, if approved by the Administrator, Shares, in each case at the time and in the form set forth in the Grant Notice and the Participant’s Deferral Election, and the Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid upon settlement of the DSUs to which they relate, consistent with the Participant’s Deferral Election. Subject to the terms of the Deferral Plan, settlement of the DSUs will occur during January of the calendar year specified in the Participant’s Deferral Election or, if earlier, upon the Participant’s Separation from Service, the Participant’s death or a Change in Control, in each case as provided in, and within the time periods prescribed by, the Deferral Plan.
(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A. Any Dividend Equivalents granted in connection with the DSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such DSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
(c) If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of DSUs and Dividend Equivalents (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2 Responsibility for Taxes; Withholding.
As a non-employee Director, Participant is responsible for satisfying any income, self-employment or other tax obligations arising in connection with the DSUs and Dividend Equivalents, and the Company does not expect to withhold taxes with respect to the Award. However, to the extent the Company determines that it is required by Applicable Law to withhold any federal, state, local or foreign taxes in connection with the DSUs or Dividend Equivalents, the Company (or, if Participant is subject to Section 16 of the Exchange Act, the Administrator) may satisfy such withholding obligation by any means determined by the Company, including by withholding Shares otherwise vesting or issuable under this Award, valued at their Fair Market Value on the date of delivery, by requiring a cash payment from Participant, or by permitting Participant to deliver to the Company irrevocable instructions to a broker acceptable to the Company to sell Shares issuable upon settlement of the Award and to remit the proceeds sufficient to satisfy such withholding to the Company.
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the DSUs and Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the DSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax in connection with the awarding, vesting or payment of the DSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the DSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.

ARTICLE IV.
OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the DSUs and the Shares subject to the DSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement, the Plan and the Deferral Plan.
4.2 Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Chief Financial Officer at the Company’s principal office or the Chief Financial Officer’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the DSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8 Entire Agreement; Amendment. The Plan, the Deferral Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan and the Deferral Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan or the Deferral Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the DSUs or Dividend Equivalents without the prior written consent of Participant.
4.9 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10 Limitation on Participant’s Rights. Participation in the Plan and the Deferral Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor the Deferral Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the DSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the DSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement and the Deferral Plan.
4.11 No Right to Continued Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue to serve as a Director or in any other capacity with the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company, its Subsidiaries and the stockholders of the Company, which rights are hereby expressly reserved, to remove or terminate the service of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 Section 409A. This Agreement, the DSUs and the Dividend Equivalents are intended to comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted, construed and administered in a manner consistent with such intent. For purposes of Section 409A of the Code, each settlement of DSUs and each payment of Dividend Equivalents shall be treated as a separate payment. References in this Agreement to a “Change in Control” shall have the meaning given to such term in the Plan, and the terms “separation from service” and “specified employee” shall each be interpreted within the meaning of Section 409A of the Code (consistent with Sections 10.6(b) and (c) of the Plan). Notwithstanding anything in this Agreement, the Grant Notice or the Plan to the contrary, if Participant is a specified employee as of the date of Participant’s Separation from Service, then, to the extent required to avoid the imposition of additional taxes or interest under Section 409A of the Code, any settlement of DSUs or payment of Dividend Equivalents that is payable on account of such Separation from Service shall not be made before the date that is the first business day following the six-month anniversary of such Separation from Service (or, if earlier, Participant’s death). Neither the Company nor any of its Subsidiaries or affiliates makes any representation or warranty, and shall have no liability to Participant or any other person, if any amounts payable under this Agreement are determined to constitute deferred compensation subject to, but not in compliance with, Section 409A of the Code.
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